Exhibit 99.1

Akorn Reports Record First Quarter 2012 Financial Results

-Reports Record Q1 Revenue of $51.7 million and Q1 Adjusted EPS of $0.13-

LAKE FOREST,Ill--(BUSINESS WIRE)--May 8, 2012--Akorn, Inc. (NASDAQ: AKRX), a niche generic pharmaceutical company, today reported financial results for the first quarter of 2012.

First Quarter Highlights

  Eleventh consecutive quarter of growth in core revenue and adjusted EBITDA. Akorn’s core business consists of the ophthalmic, hospital drugs & injectables and contract services segments.
  Revenue growth of 103% over the comparable prior year quarter, or 46% excluding the impact of acquisitions.
  Generated $8.2 million in operating cash flow and ended quarter with $28.3 million in cash and cash equivalents.
  Completed the acquisition of certain assets of Kilitch Drugs (India) Limited which expands the Company’s capacity and capabilities in sterile injectables.
  Filed three new internally developed ANDAs with a combined annual market size of $625 million.
  On April 10, announced the FDA approval of vancomycin hydrochloride capsules, the generic version of ViroPharma’s Vancocin©.

Raj Rai, Chief Executive Officer commented, “Our business continues to demonstrate solid growth metrics as a result our ability to re-launch products amidst drug shortages and the recently closed acquisition of products from Lundbeck and operating assets from Kilitch Drugs (India) Limited. We are excited about the growth opportunities going into the second half of this year, in particular, the recently announced FDA approval of our generic oral Vancocin®.”

Consolidated revenue for the first quarter of 2012 was $51.7 million, up 103% over the comparable prior year quarter consolidated revenue of $25.4 million, and up 46% excluding the impact of acquisitions. Organic growth came from market share gains in established products, injectable drug shortages and the relaunch of certain injectable and ophthalmic products, partially offset by decreases in contract services revenue. Additional year-over-year growth came from the acquisitions of AVR, Lundbeck products and certain assets of Kilitch Drugs (India) Limited.

Consolidated gross margin for the first quarter of 2012 was 60% compared to 56% in the comparable prior year period. Sustained improvements in gross margin are the result of favorable product mix, the acquisition of higher margin products from Lundbeck, and higher utilization of plant capacities.

Net income for the first quarter of 2012 was $8.5 million, or $0.08 per diluted share compared to net income of $5.8 million, or $0.06 per diluted share in the comparable prior year quarter. The year-over-year comparison was impacted by the Federal income tax provision and interest expense related to the Company’s convertible debt. The Company was not recording a Federal income tax provision in the first quarter of 2011 and issued convertible debt in June of 2011. These two items totaled $0.06 of expense per diluted share in the first quarter of 2012.

Non-GAAP adjusted net income for the first quarter of 2012 was $14.0 million, or $0.13 per diluted share compared to non-GAAP adjusted net income of $6.9 million, or $0.07 per diluted share in the comparable prior year quarter.

First quarter 2012 non-GAAP Adjusted EBITDA was $19.9 million, up 137% compared with $8.4 million in the comparable prior year quarter. Non-GAAP financial measures are defined further below under “Non-GAAP Financial Measures.”

The Company generated $8.2 million in positive cash flow from operating activities in the first quarter of 2012 and ended the quarter with $28.3 million in cash and cash equivalents.

2012 Outlook

The Company affirms its previously issued 2012 outlook, with the exception of capital spending which has been updated to include the needs of Akorn India Private Limited. This revised outlook excludes the impact of vancomycin hydrochloride capsules and any new approvals after May 8, 2012.

Total revenues	$228 – 238	Million

Total gross margin percentage	58 – 60%

SG&A expenses	$49 – 51	million

R&D expenses	$15 – 18	million

Tax provision	$24 – 26	million

GAAP net income	$36 – 39	million

GAAP net income per diluted share	$0.33 – 0.36

Adjusted net income	$48 – 51	million

Adjusted net income per diluted share	$0.44 – 0.46

Adjusted EBITDA	$88 – 93	million

Capital expenditures	$30 - 40	million

Akorn’s R&D Pipeline

The Company has 39 ANDAs filed with the FDA with a combined annual market size of approximately $4.0 billion. The Company has completed development work on 7 additional products with a combined annual market size of approximately $1.2 billion and expects to file these products with the FDA shortly.

First Quarter 2012 Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, May 8, 2012, to discuss first quarter 2012 results followed by a Q&A session. The domestic call-in number is (877) 723-9517 and the international call-in number is (719) 325-4747. The confirmation code for all callers is 3062574. The URL for the webcast is http://www.videonewswire.com/event.asp?id=86591.

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois, Somerset, New Jersey and Paonta Sahib, India where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statement

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of certain charges and expenses, and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income (loss), please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the company, is calculated as follows:

Net income (loss), plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Non-cash expenses, such as share-based compensation expense, changes in the fair value of warrants, and deferred financing cost amortization
  Other adjustments, such as equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets, and amortization of the fair value adjustment to inventory acquired through business acquisitions

Adjusted net income, as defined by the company, is calculated as follows:

Income (loss) before income taxes, plus:

  Intangible asset amortization
  Non-cash expenses, such as non-cash interest, share-based compensation expense, changes in the fair value of warrants, and deferred financing cost amortization
  Other adjustments, such as equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets, and amortization of the fair value adjustment to inventory acquired through business acquisitions
  Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards.

Adjusted net income per diluted share is equal to Adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2012	2011

Revenues	$51,717	$25,444
Cost of sales	20,816	11,191
GROSS PROFIT	30,901	14,253

Selling, general and administrative expenses	10,475	6,402
Research and development expenses	2,877	1,887
Amortization of intangibles	1,563	256
TOTAL OPERATING EXPENSES	14,915	8,545

OPERATING INCOME	15,986	5,708

Amortization of deferred financing costs	(193)	(193)
Interest expense (income), net	(1,044)	11
Non-cash interest expense	(1,183)	-
Equity in earnings of unconsolidated joint venture	-	824
INCOME BEFORE INCOME TAXES	13,566	6,350
Income tax provision	5,074	540
NET INCOME	$8,492	$5,810

NET INCOME PER SHARE:
BASIC	$0.09	$0.06
DILUTED	$0.08	$0.06

SHARES USED IN COMPUTING NET INCOME PER SHARE:
BASIC	95,011	94,197
DILUTED	109,169	103,985

COMPREHENSIVE INCOME:
Net income	8,492	5,810
Foreign currency translation loss	(2,469)	-
Comprehensive income	6,023	5,810

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA

	MARCH 31,	DECEMBER 31,
	2012	2011
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,338	$83,962
Trade accounts receivable, net	31,508	25,307
Inventories	41,343	35,456
Deferred taxes, current	6,715	8,153
Prepaid expenses and other current assets	2,995	3,071
TOTAL CURRENT ASSETS	110,899	155,949
PROPERTY, PLANT AND EQUIPMENT, NET	72,870	44,389
OTHER LONG-TERM ASSETS:
Goodwill	41,282	11,863
Product licensing rights, net	66,510	67,822
Other intangibles, net	18,360	13,016
Deferred financing costs	3,671	3,864
Long-term investments	10,254	10,137
Other	112	105
TOTAL OTHER LONG-TERM ASSETS	140,189	106,807
TOTAL ASSETS	$323,958	$307,145

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$15,922	$17,874
Accrued compensation	5,865	5,094
Contingent consideration payable	3,926	-
Accrued expenses and other liabilities	7,494	5,321
TOTAL CURRENT LIABILITIES	33,207	28,289
LONG-TERM LIABILITIES:
Convertible notes due 2016	101,740	100,808
Purchase consideration payable	14,091	13,841
Deferred taxes, non-current	4,846	3,742
Lease incentive obligations	912	958
Product warranty liability	1,299	1,299
Other long-term liabilities	91	-
TOTAL LONG-TERM LIABILITIES	122,979	120,648
TOTAL LIABILITIES	156,186	148,937
SHAREHOLDERS' EQUITY:
Common stock, no par value -- 150,000,000 shares authorized, 95,095,860 and 94,936,282 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	216,177	212,636
Warrants to acquire common stock	17,946	17,946
Accumulated deficit	(63,882)	(72,374)
Accumulated other comprehensive loss	(2,469)	-
TOTAL SHAREHOLDERS' EQUITY	167,772	158,208
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$323,958	$307,145

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2012	2011
OPERATING ACTIVITIES
Net income	$8,492	$5,810
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,511	1,126
Write-off and amortization of deferred financing fees	193	193
Non-cash stock compensation expense	1,423	731
Non-cash interest expense	1,183	-
Equity in earnings of unconsolidated joint venture	-	(824)
Changes in operating assets and liabilities:
Trade accounts receivable	(3,914)	(3,183)
Inventories	(4,155)	(913)
Deferred tax assets, net	1,242	-
Prepaid expenses and other current assets	(275)	(7)
Trade accounts payable	(3,788)	1,583
Accrued expenses and other liabilities	3,659	(2,194)
NET CASH PROVIDED BY OPERATING ACTIVITIES	6,571	2,322

INVESTING ACTIVITIES
Payments for acquisitions and equity investments	(60,058)	-
Purchases of property, plant and equipment	(3,974)	(2,131)
Distribution from unconsolidated joint venture	-	1,792
NET CASH USED IN INVESTING ACTIVITIES	(64,032)	(339)

FINANCING ACTIVITIES
Net proceeds from common stock offering and warrant exercises	-	1,727
Excess tax benefit from stock compensation	1,595	-
Proceeds under stock option and stock purchase plans	523	379
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,118	2,106

Effect of changes in exchange rates on cash & cash equivalents	(281)	-
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(55,624)	4,089
Cash and cash equivalents at beginning of period	83,962	41,623
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$28,338	$45,712

AKORN, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2012	2011

NET INCOME	$8,492	$5,810

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	948	870
Amortization expense	1,563	256
Interest expense, net	1,044	(11)
Non-cash interest expense	1,183	-
Income tax provision	5,074	540
EBITDA	$18,304	$7,465

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES:
Non-cash stock compensation expense	1,423	731
Write-off and amortization of deferred financing costs	193	193
ADJUSTED EBITDA	$19,920	$8,389

AKORN, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA (UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2012	2011

INCOME BEFORE INCOME TAXES	$13,566	$6,350

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Non-cash stock compensation expense	1,423	731
Non-cash interest expense	1,183	-
Amortization expense	1,563	256
Write-off and amortization of deferred financing costs	193	193

ADJUSTED INCOME BEFORE INCOME TAXES	17,928	7,530

ADJUSTED INCOME TAX PROVISION	3,963	640

ADJUSTED NET INCOME	$13,965	$6,890

ADJUSTED NET INCOME PER DILUTED SHARE	$0.13	$0.07

CONTACT:
Akorn, Inc.
Tim Dick, 847-279-6100
Chief Financial Officer